Exhibit 99.1

Citi Tech Conference John Peeler, Chief Executive Officer Wednesday, September 5, 2007

HB-LED/Wireless Data Storage Scientific Research Semiconductor Embedded Storage for CE Microdrives; PMR Below 65nm HB-LED / Wireless, Automotive, Camera Cell Phones, Backlit LCD TV Nanotech, Material & Life Science Veeco Provides Enabling Technology in Process Equipment and Metrology for Multiple Growth Markets

Veeco’s Technology/Market Universe Process Equipment 67% 33% Metrology Data Storage TFMH 32% Semiconductor 9% LED/Wireless 34% Scientific Research/ Industrial 25% Solar (emerging) Process Equipment Metal Organic Chem. Vapor Dep (MOCVD) Molecular Beam Epitaxy (MBE) Ion Beam Etch (IBE) Ion Beam Dep (IBD) Physical Vapor Dep (PVD) Atomic Layer Dep (ALD) Lapping/Dicing % of 1H’07 Orders Our Core Technologies Drive New Market Opportunities Metrology Research AFM/SPM Optical Interferometer Stylus Profilers Automated AFM

My Background And Philosophy Long history in high-tech, multi-product, multi-market businesses Ran JDSU’s largest and most profitable business – Manage for growth and profitability Understand “portfolio” businesses, multi-factories, global distribution, cyclicality My philosophy: Do a great job for our customers – help them achieve their business objectives better than our competitors do Be a company where high performance people want to work Deliver strong financial performance and returns for our investors My approach is to develop strategies and plans and relentlessly manage execution

Initial Focus Strategy & Planning Sept. – Nov. Adjust strategies, processes and plans Planning for 2008 Discuss strategy and initial plans with Veeco Board and Investors Initial Learning July – Aug. Develop Business Unit and Functional Understanding Visit key factories, global regions Preliminary assessment of People, Products and Processes Situation Assessment Aug. – Sept. Lead Senior Management to assess strengths and weaknesses Identify top opportunities, issues and resource priorities Execution Nov. Execution of strategies and plans Refinement of strategies

Initial Assessment Impressive products and technology Leading market positions in key areas #2 MOCVD for HB-LED; gaining share #1 PE and Metrology for TFMHs #1 AFM and strong position in optical profilers/interferometers Strong key customer relationships Solid global sales and support network Attractive growth opportunities in several market segments Motivated and committed workforce Excellent teamwork between engineering, marketing and operations An enormous number of new products coming from R&D efforts

Initial Assessment – Key Challenges We Need: Increased and more consistent growth Increased profitability Better predictability

Focusing on the Fundamentals Direct our resources to the best growth opportunities Ensure that each of our product businesses is executing well Effective conceptualization, development and commercialization of leadership products Acceptable expense levels Strengthen our global sales and services organization Full coverage in key areas Technical and business competency Satisfied customers Reduce Corporate overhead and leverage assets Establish business processes to increase effectiveness, predictability and profitability 1. 2. 3. 4. 5.

Current Market Assessment HB-LED currently Veeco’s best growth opportunity New K-Series™ MOCVD resulting in market share gains Broad base of global customers investing in LEDs for backlighting, architectural, automotive Data storage industry has stabilized Q2 order rate increased from Q4/Q1 trough levels Focused on growing in a maturing market – new products, maximize huge installed base, use outsourced model to manage cyclicality Veeco K Series MOCVD

Current Market Assessment Cont’d Scientific Research Focus for Veeco to create new products that will enable growth New Innova™ – “mid” priced tabletop SPM - launched in June to positive reaction Semiconductor most challenging market for Veeco today New Auto AFM in beta tests currently at key customer sites 2008 new growth opportunity for Veeco in semiconductor Veeco’s New Innova SPM

Financial Overview Jack Rein, Chief Financial Officer

Highlights for First Six Months of 2007 Six Month ’07 Revenue $197.9 million – reflects weak Semiconductor, sluggish DS recovery but continued growth in HB-LED/Wireless Six Month ’07 Orders $218.4mdown 19% vs prior year, but 2Q’07 orders up 6% sequentially Continued HB-LED strength HDD stabilization (orders up sequentially from $29m in Q1 to $41m Q2) Incremental improvement in scientific research Weak semiconductor order rate Six Month ’07 EBITA $8.5 million versus $15.3m last year Impacted by trough revenue, weak Metrology results and poor product mix Six Month ’07 EPS (non-GAAP) $0.15 vs $0.27 per share in 1H’06 $0.27 $0.15 EPS* (non-GAAP) $15.3 $8.5 EBITA* $7.2 $0.7 Op. Income (Loss) $205.6 $197.9 Sales $269.9 $218.4 Bookings 1H'06 1H'07 ($M except EPS) * See GAAP reconciliation attached

Veeco Benefits from Product, Market and Geographic Diversity Orders by Product Orders by Market LED/Wireless +42% Scientific Research +17% Data Storage and Semi down Orders by Region 1H07 ORDERS $218.4M Equipment 67% Orders $146.4M Metrology 33% Orders $72.0 HB-LED /Wireless 34% Scientific Research 25% Data Storage 32% Semiconductor 9% Europe 19% North America 34% Asia Pacific/ROW 33% Japan 14%

Q3 Outlook/Guidance Q3 Revenues $92-$97 million – Loss per share ($0.09) – ($0.05) on a non-GAAP basis (excluding amortization of $1.9m, $0.5 million restructuring charge and using 35% tax rate) Q3 Decline in profitability primarily due to: New Data Storage products at introductory pricing Low metrology revenues Numerous new product introductions requiring more time for acceptance in the field Q3 Bookings $100–115 million – historically a seasonally soft quarter for Veeco Compared to first half of 2007 revenue of $197.9 million, 2nd half revenue will improve to $200–$220 million Full year 2007 revenue $400-$420 million, down 5 - 10% vs. ’06 Large pipeline of new products set the stage for improved 2008

Strong Veeco Balance Sheet December 31, 2006 June 30, 2007 (in millions) $281.8 $282.4 Shareholder’s Equity 209.2 152.0 Long-Term Debt 589.6 527.3 Total Asset 73.5 72.1 Fixed Assets 248.1 199.5 Working Capital $147.0 $108.1 Cash and Investments Net positive impact of 1H07 repurchase and exchange: Reduced outstanding debt by 27% Extends terms of new notes to 2012 Only $25.2M of Old Notes mature in 2008 Contingent Conversion and Net Share Settlement Features of New Notes allow more flexibility and minimize potential dilution. . .Veeco’s intent to repay in cash from operations. . .net beneficial to all parties – debt holders, equity shareholders and to Veeco

Safe Harbor Statement     To the extent that this presentation discusses expectations or otherwise makes statements about the future, such statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include the risk factors discussed in the Business Description and Management's Discussion and Analysis sections of Veeco's Annual Report on Form 10-K for the year ended December 31, 2006 and subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K. Veeco does not undertake any obligation to update any forward-looking statements to reflect future events or circumstances after the date of such statements. In addition, this presentation includes non-GAAP financial measures. For GAAP reconciliation, please refer to the reconciliation section in this presentation as well as Veeco’s financial press releases and 10K and 10Q filings available on www.veeco.com.

Q2 GAAP Reconciliation

Veeco Instruments Inc. and Subsidiaries
Reconciliation of operating (loss) income to earnings excluding certain items
(In thousands, except per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,	
	2007	2006	2007	2006
Operating (loss) income	($1,010)	$5,607	$728	$7,246
Adjustments:				
Amortization expense	2,368	3,989	6,277	8,004
Restructuring expense	1,445 (1)	-	1,445 (1)	-
Earnings before interest, income taxes and amortization excluding certain items ("EBITA")	2,803	9,596	8,450	15,250
Interest expense, net	772	1,149	1,591	2,527
Gain on extinguishment of debt	-	-	(738) (2)	(330) (3)
Adjustment to exclude gain on extinguishment of debt	-	-	738	330
Earnings excluding certain items before income taxes	2,031	8,447	6,859	12,723
Income tax provision at 35%	711	2,956	2,401	4,453
Noncontrolling interest, net of income tax provision at 35%	(149)	-	(233)	-
Earnings excluding certain items	$1,469	$5,491	$4,691	$8,270
Earnings excluding certain items per diluted share	$0.05	$0.18	$0.15	$0.27
Diluted weighted average shares outstanding	31,263	31,254	31,278	30,946

(1) During the second quarter of 2007, the Company incurred $1.4 million in expenses for personnel severance costs associated with its restructuring plan.

(2) During the first quarter of 2007, the Company repurchased $56.0 million aggregate principal amount of its 4.125% convertible subordinated notes. As a result of these repurchases, the amount of convertible subordinated notes outstanding was reduced to $144.0 million, and the Company recorded a gain from the extinguishment of debt in the amount of $0.7 million.

(3) During the first quarter of 2006, the Company repurchased $20.0 million aggregate principal amount of its 4.125% convertible subordinated notes. As a result of this repurchase, the amount of convertible subordinated notes outstanding was reduced to $200.0 million, and the Company recorded a gain from the extinguishment of debt in the amount of $0.3 million.

NOTE - The above reconciliation is intended to present Veeco's operating results, excluding certain items and providing income taxes at a 35% statutory rate. This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on EBITA, which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes EBITA reports baseline performance and thus provides useful information.

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Q307 Guidance Reconciliation Table High End Low End 1,900 500 1,900 500 Amortization expense Restructuring Expense (1,400) (3,700) Earnings before interest, income taxes and amortization, excluding certain items (“EBITA”) 1,000 1,000 Interest expense, net (2,400) (4,700) Earnings excluding certain items before income taxes 840 130 1,645 130 Income tax benefit at 35% Non-Controlling Interest, Net of Income Tax Provision at 35% $(1,430) $(2,925) Earnings excluding certain items $(0.05) $(0.09) Earnings excluding certain items per diluted share 31,750 31,750 Diluted weighted average shares outstanding NOTE: The forecasted income tax expenses for the three months ending September 30, 2007 high end and low end of guidance is $1.0 million. NOTE: The above reconciliation is intended to present Veeco’s operating results, excluding certain items and providing income taxes at a 35% statutory rate. This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on EBITA, which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes EBITA reports baseline performance and thus provides useful information. $(3,800) $(6,100) Operating (loss) Guidance for three months ended September 30, 2007 (in thousands)